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                                                                      EXHIBIT 11

                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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
                                                                               YEAR ENDED
                                                                              DECEMBER 31,
                                                                           -------------------
                                                                            1995        1996
                                                                           -------     -------
PRIMARY EARNINGS PER SHARE
  Income before extraordinary items......................................  $17,465     $30,914
  Extraordinary items....................................................      104         202
                                                                           -------     -------
       Net Income........................................................  $17,569     $31,116
                                                                           =======     =======
  Shares:
     Weighted average number of common shares outstanding................   32,461      36,501
                                                                           =======     =======
  Primary earnings per common share:
     Income before extraordinary items...................................  $  0.54     $  0.85
     Extraordinary items.................................................       --          --
                                                                           -------     -------
       Earnings per share................................................  $  0.54     $  0.85
                                                                           =======     =======
FULLY DILUTED EARNINGS PER SHARE
  Income before extraordinary items......................................  $17,465     $30,914
  Interest expense related to convertible debt...........................    2,566       3,902
                                                                           -------     -------
  Income before extraordinary items, as adjusted.........................   20,031      34,816
  Extraordinary items....................................................      104         202
                                                                           -------     -------
       Net income, as adjusted...........................................  $20,135     $35,018
                                                                           =======     =======
  Shares:
     Weighted average number of common shares outstanding................   32,461      36,606
     Assumed conversion of convertible debt..............................    4,962       7,188
                                                                           -------     -------
     Weighted average number of common shares outstanding, as adjusted...   37,423      43,794
                                                                           =======     =======
  Fully diluted earnings per common share:
     Income before extraordinary items...................................  $  0.54     $  0.80
     Extraordinary items.................................................       --          --
                                                                           -------     -------
       Earnings per share................................................  $  0.54     $  0.80
                                                                           =======     =======
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